Exhibit 99.1

Eclipse Resources Corporation Completes $440 Million Equity Raise

STATE COLLEGE, Pa., January 29, 2015 – Eclipse Resources Corporation (“Eclipse Resources” or “Company”) announced today that it has closed the Company’s previously announced private placement of 62,500,000 shares of common stock. The shares were sold to selected institutional and accredited investors, including affiliates of EnCap Investments L.P. and entities controlled by members of the Company’s management team, at a price of $7.04 per share. The Company expects to receive net proceeds from the private placement of approximately $434 million (after deducting placement agent commissions and the Company’s estimated expenses) and intends to use the net proceeds to fund the Company’s capital expenditure plan and for general corporate purposes.

Commenting on the capital raise, Benjamin Hulburt, President and CEO said, “The proceeds raised in this capital raise will enable us to maintain a lower leverage balance sheet, making us essentially net debt free as of the closing of the offering, which I believe sets us apart from many of our peers. However, even with our significantly enhanced liquidity, we intend to tightly control capital spending as we navigate through this challenging environment. We expect to continue to manage our drilling and completion activities to preserve liquidity this year, rather than attempt to maximize our production growth given the low commodity prices. We are working closely with all of our service providers to reduce drilling and completion costs, have begun deferring completion activities on several of our well pads in the liquids portion of our acreage and are revising our expectations for non-operated drilling and completion activities based on our discussions with partners. I expect to provide a further update to our capital expenditure plan for the year during our year end conference call to be conducted in early March.”

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ final prospectus dated June 19, 2014 and filed with the Securities Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 23, 2014 (the “IPO Prospectus”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the IPO Prospectus and in “Item 1A. Risk Factors” of this the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Matthew DeNezza

Executive Vice President and Chief Financial Officer

814-308-9754

mdenezza@eclipseresources.com